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                                                                    Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 14, 1997, with respect to the financial statements of Independent Child Study Teams, Inc. and I-R, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Registration Statements of Form S-3

Registration
Number                  Date Filed
--------------------------------------------------

33-92014                May 8, 1995
33-92852                May 30, 1995
333-1674                February 26, 1996
333-16111               November 14, 1996
333-21261               February 6, 1997
333-26633               May 7, 1997
333-31273               July 15, 1997
333-39535               November 5, 1997
333-43355               December 29, 1997
333-46747               February 23, 1998

Registration Statements on Form S-8

                                         Registration
Name                                     Number                Date Filed
--------------------------------------------------------------------------------

1987-1991 Employee Stock Option Plan     33-77384              April 6, 1994
1993 Director Stock Option Plan          33-77386              April 6, 1994
1993 Employee Stock Option Plan          33-77390              April 6, 1994
1993 Management Stock Option Plan        33-77388              April 6, 1994
1997 Employee Stock Option Plan          333-21963             February 18, 1997

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 30, 1998